                                                                     Exhibit 5.1

                                                                  Execution Copy


                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                                LANTRONIX, INC.

                       PREMISE ACQUISITION CORPORATION,

                            PREMISE SYSTEMS, INC.,

                                CHRIS BEAUMONT,

                                 TIM CHIPMAN,

                                  JIM HUNTER,

                               JAMES A.S. LEWIS,

                                 JEFF MANNING,

                                 DAN QUIGLEY,

                               JIM SPRINGFIELD,

                                      AND

         CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

                                      AND

                               JAMES A.S. LEWIS

                                      AS

                               SHAREHOLDER AGENT

                          Dated as of March 21, 2001

                                TABLE OF CONTENTS

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                                                                                                               Page
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
ARTICLE I THE MERGER.........................................................................................     2

         1.1      The Merger.................................................................................     2
         1.2      Effective Time.............................................................................     2
         1.3      Effect of the Merger.......................................................................     2
         1.4      Articles of Incorporation and Bylaws.......................................................     2
         1.5      Directors and Officers.....................................................................     3
         1.6      Effect of Merger on the Capital Stock of the Constituent Corporations......................     3
         1.7      Company Restricted Stock...................................................................     7
         1.8      Dissenting Shares..........................................................................     7
         1.9      Surrender of Certificates..................................................................     8
         1.10     Earnout Payment............................................................................     9
         1.11     No Further Ownership Rights in Company Common Stock........................................    11
         1.12     Lost, Stolen or Destroyed Certificates.....................................................    11
         1.13     Tax Consequences...........................................................................    11
         1.14     Taking of Necessary Action; Further Action.................................................    11

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS......................    11

         2.1      Organization of the Company................................................................    12
         2.2      Company Capital Structure..................................................................    12
         2.3      Authority..................................................................................    14
         2.4      No Conflict................................................................................    14
         2.5      Consents...................................................................................    15
         2.6      Company Financial Statements...............................................................    15
         2.7      No Undisclosed Liabilities.................................................................    15
         2.8      No Changes.................................................................................    16
         2.9      Tax Matters................................................................................    18
         2.10     Restrictions on Business Activities........................................................    20
         2.11     Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.............    20
         2.12     Intellectual Property......................................................................    21
         2.13     Agreements, Contracts and Commitments......................................................    25
         2.14     Interested Party Transactions..............................................................    26
         2.15     Governmental Authorization.................................................................    26
         2.16     Litigation.................................................................................    26
         2.17     Accounts Receivable........................................................................    27
         2.18     Minute Books...............................................................................    27
         2.19     Environmental Matters......................................................................    27
         2.20     Brokers' and Finders' Fees; Third Party Expenses...........................................    28
         2.21     Employee Benefit Plans and Compensation....................................................    28
         2.22     Insurance..................................................................................    32


                               TABLE OF CONTENTS
                                  (continued)

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         2.23     Compliance with Laws................................................................    32
         2.24     Warranties; Indemnities.............................................................    32
         2.25     Complete Copies of Materials........................................................    32
         2.26     Representations Complete............................................................    32
         2.27     Ownership of Shares.................................................................    33

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..........................................    33

         3.1      Organization, Standing and Power....................................................    33
         3.2      Authority...........................................................................    33
         3.3      Capital Structure...................................................................    34
         3.4      No Conflict.........................................................................    34
         3.5      Consents............................................................................    34
         3.6      SEC Documents; Parent Financial Statements..........................................    35

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME........................................................    35

         4.1      Conduct of Business of the Company..................................................    35
         4.2      No Solicitation.....................................................................    38

ARTICLE V ADDITIONAL AGREEMENTS.......................................................................    39

         5.1      Registration Rights Agreement.......................................................    39
         5.2      Restrictions on Transfer............................................................    39
         5.3      Access to Information...............................................................    39
         5.4      Confidentiality.....................................................................    40
         5.5      Expenses............................................................................    40
         5.6      Consents............................................................................    40
         5.7      FIRPTA Compliance...................................................................    40
         5.8      Reasonable Efforts..................................................................    40
         5.9      Notification of Certain Matters.....................................................    41
         5.10     Additional Documents and Further Assurances.........................................    41
         5.11     S-8 Registration....................................................................    41
         5.12     Termination of Warrants.............................................................    42
         5.13     Termination of Employee Benefit Plans...............................................    42
         5.14     Employee Benefits...................................................................    42
         5.15     Removal of Liens....................................................................    42
         5.16     Shareholder List....................................................................    42
         5.17     Exemption from Federal Registration; Blue Sky.......................................    43
         5.18     Stockholder Approval................................................................    43
         5.19     Confidentiality Agreements..........................................................    43
         5.20     Reorganization Matters..............................................................    43
         5.21     Disclosure Schedules................................................................    43


                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE VI CONDITIONS TO THE MERGER......................................................................    44

         6.1      Conditions to Obligations of Each Party to Effect the Merger...........................    44
         6.2      Conditions to the Obligations of Parent and Sub........................................    44
         6.3      Conditions to Obligations of the Company and the Principal Shareholders................    47

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..................................    47

         7.1      Survival of Representations, Warranties and Covenants..................................    47
         7.2      Recovery For Losses....................................................................    48

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...........................................................    55

         8.1      Termination............................................................................    55
         8.2      Effect of Termination..................................................................    56
         8.3      Amendment..............................................................................    56
         8.4      Extension; Waiver......................................................................    56

ARTICLE IX GENERAL PROVISIONS............................................................................    57

         9.1      Notices................................................................................    57
         9.2      Interpretation.........................................................................    58
         9.3      Counterparts...........................................................................    58
         9.4      Entire Agreement; Assignment...........................................................    59
         9.5      Severability...........................................................................    59
         9.6      Other Remedies.........................................................................    59
         9.7      Governing Law..........................................................................    59
         9.8      Rules of Construction..................................................................    59
         9.9      WAIVER OF JURY TRIAL...................................................................    60

                                                                  EXECUTION COPY

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 21, 2001 by and among Lantronix, Inc., a Delaware corporation ("Parent"), Premise Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), Premise Systems, Inc., an Iowa corporation, (the "Company"), Chris Beaumont, Tim Chipman, Jim Hunter, James A.S. Lewis, Jeff Manning, Dan Quigley and Jim Springfield (the "Principal Shareholders"), Chase Manhattan Bank and Trust Company, National Association, the undersigned escrow agent (the "Escrow Agent") and James A.S. Lewis (the "Shareholder Agent") (the Escrow Agent being party with respect to Section 1.10
                                                                   ------------
and Article VII hereof only).
    -----------

                                    RECITALS

     A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective shareholders that Parent acquire the Company through the statutory merger of the Company with and into Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, (i) all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein, and (ii) all issued and outstanding options to purchase capital stock of the Company shall be assumed by the Company and converted into options to purchase capital stock of Parent.

     C. The Company and the Principal Shareholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     D. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, (i) the Principal Shareholders are entering into a Voting Agreement, in the form attached hereto as Exhibit A (the "Voting Agreements"), with Parent, (ii) the
                   ---------
Principal Shareholders and certain key employees of the Company are entering into Non-Disclosure, Non-Competition and/or Non-Solicitation Agreements, each in the form attached hereto as Exhibit B (the "Non-Competition Agreements"), and
                            ---------
(iii) certain key employees of the Company are entering into Employment, Confidential Information, Invention Assignment and Arbitration Agreements, each in the form attached hereto as Exhibit C (the "Employment Agreements").
                               ---------

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2 hereof)
          ----------                                        -----------
and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the Iowa Business Corporation Act ("Iowa Law"), the Company shall be merged with and into Sub, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than ten (10) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger and/or Articles of Merger (or like instrument or instruments, as the case may be) and the accompanying officers' certificates, each in substantially the form attached hereto as Exhibit F, with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa (the "Agreement of Merger"), in accordance with the applicable provisions of Delaware Law and Iowa Law (the time of acceptance by both the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa of such filing shall be referred to herein as the "Effective Time").

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law and Iowa Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation and Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, the articles of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in such articles of incorporation; provided, however, that at the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Premise Systems, Inc."; provided further, however, that the provisions of the Articles of Incorporation of Sub concerning liabilities and indemnification of officers, directors and employees shall be no less favorable to officers, directors and employees than provisions regarding such matters in the Parent's Articles of Incorporation.

          (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the articles of incorporation of the Surviving Corporation and such bylaws; provided, however, that the provisions of the bylaws of Sub concerning liabilities and indemnification of officers, directors and employees shall be no less favorable to officers, directors and employees than provisions regarding such matters in the Parent's bylaws.

     1.5  Directors and Officers.
          ----------------------

         (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

          (b) Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

     1.6  Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

          (a)  Definitions.  For all purposes of this Agreement, the following
               -----------
terms shall have the following respective meanings:

               "Company Capital Stock" shall mean the (i) shares of Company Common Stock and (ii) shares of Company Preferred Stock.

               "Company Common Stock" shall mean the shares of Common Stock of the Company (other than shares of Common Stock of the Company held by Parent).

               "Company Options" shall mean all issued and outstanding options, warrants or other rights to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity.

               "Company Preferred Stock" shall mean the shares of Series A Preferred Stock of the Company.

               "Earnout Escrow Amount" shall mean fifty percent (50%) of the Merger Shares, which equals five hundred seventy-five thousand (575,000) shares of Parent Common Stock.

               "Escrow Amount" shall mean the sum of: (i) one hundred fifteen thousand (115,000) shares of Parent Common Stock and (ii) if the Earnout Criterion (as defined below) is achieved within one year of the Closing Date, an additional one hundred fifteen thousand (115,000) shares of Parent Common Stock.

               "GAAP" shall mean United States generally accepted accounting principles consistently applied.

               "Knowledge" shall mean (i) with respect to the Company, actual knowledge of the Company's officers and directors and the knowledge that such person would have learned in the exercise of reasonable diligence if the possession of any other fact would give, to a reasonable businessperson in the conduct of business, rise to a duty of inquiry and (ii) with respect to the Principal Shareholders, the actual knowledge of the Principal Shareholders.

               "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), prospects, results of operations or capitalization of the Company and its subsidiaries, taken as a whole.

               "Merger Shares" shall mean 1,150,000 shares of Parent Common
Stock.

               "Ordinary Course of Business" shall mean all activities contemplated in the Company's business plan, which is attached as Exhibit A to the Disclosure Schedule.

               "Parent Option" shall mean any option to purchase shares of Parent Common Stock issued pursuant to the terms of Section 1.6(c) hereof in
                                                    --------------
connection with the assumption of a Company Option.

               "Parent Common Stock" shall mean shares of Common Stock of Parent.

               "Product" shall mean building automation software designed and developed substantially by the Company.

               "Pro Rata Portion" shall mean with respect to each Principal Shareholder an amount equal to the quotient obtained by dividing (x) the number of shares of Company Common Stock owned by such Shareholder immediately prior to the Effective Time by (y) the number of shares of Company Common Stock owned by all Principal Shareholders.

               "Shareholder" shall mean each holder of any Company Common Stock immediately prior to the Closing Date, and shall specifically exclude Parent.

               "Total Outstanding Shares" shall be the aggregate number of shares of Company Common Stock (including any other rights (other than Company Options and Company Preferred Stock) convertible into, or exercisable or exchangeable for, shares of Company Common Stock on an as-converted, exercised or exchanged basis) issued and outstanding immediately prior to the Effective Time.

          (b)  Exchange Ratio.  The "Exchange Ratio" shall mean an amount equal
               --------------
to the quotient obtained by dividing (x) the Merger Shares by (y) the Total Outstanding Shares.

          (c)  Conversion of Company Common Stock.  At the Effective Time, each
               ----------------------------------
outstanding share of the Company Common Stock, upon the terms and subject to the conditions set forth below and throughout this Agreement, will be canceled and extinguished and be converted automatically into the right to receive such number of shares of Parent Common Stock equal to the Exchange Ratio, upon the terms and subject to conditions set forth in this Section 1.6 and throughout
                                                  -----------
this Agreement and subject to the deposit of Parent Common Stock in the Escrow Fund (as defined in Section 7.2(c)) and the Earnout Escrow Fund (as defined in
                    ---------------
Section 1.10), with the result that at the Effective Time (or as soon thereafter
-------------
as practicable): (x) the pro rata portion of the Merger Shares issuable to Shareholders other than Principal Shareholders shall be distributed pro rata to such Shareholders; and (y) from the portion of the Merger Shares issuable to the Principal Shareholders, (i) ten percent (10%) of the Merger Shares shall be distributed pro rata into the Escrow Fund, (ii) fifty percent (50%) of the Merger Shares shall be distributed pro rata into the Earnout Escrow Fund (of which twenty percent (20%) is subject to deposit into the Escrow Fund pursuant to Section 1.9, Section 1.10 and Article VII), and (iii) the remaining portion
   -----------  ------------     ------------
of the Merger Shares shall be distributed pro rata to the Principal Shareholders. The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

          (d)  Assumption of Company Options.  As soon as practicable following
               -----------------------------
the Closing but effective as of the Effective Time, each Company Option shall be assumed by Parent. Each Company Option so assumed by Parent pursuant to this
Section 1.6(d) shall continue to have, and be subject to, the same terms and
--------------
conditions (including vesting terms) set forth in the Company's 2001 Stock Plan (the "Plan"), and the option agreements relating thereto, or such other applicable agreement, as in effect immediately prior to the Effective Time, except that (i) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option (whether or not then exercisable or vested) immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock at which such assumed Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

          (e)  Withholding Taxes.  Any number of shares of Parent Common Stock
               -----------------
issuable pursuant to Section 1.6(c) shall be subject to, and reduced by, the
                     --------------
amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of the Company) in connection with the acquisition of capital stock upon the exercise of Company Options, the acceleration of vesting of any Company Common Stock or Company Options, or the payment of a bonus, if any.

          (f)  Shareholder Loans.  In the event that there are loans from the
               -----------------
Company to ny Shareholder outstanding as of the Effective Time, the consideration payable to such Shareholder pursuant to this Section 1.6 shall be
                                                           -----------
reduced by an amount equal to the outstanding principal plus accrued interest of such Shareholder's loans as of the Effective Time and such loans shall be canceled.

          (g)  Capital Stock of Sub.  Each share of Common Stock of the Sub
               --------------------
issued and outstanding immediately prior to the Effective Time shall remain outstanding. Each stock certificate of the Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (h)  Fractional Shares.
               -----------------

               (i) Shares evidencing the right to receive a fraction of a share of Parent Common Stock will not be delivered to former holders of Company Common Stock (including Company Common Stock issuable upon exercise of outstanding Company Options at the Effective Time) who surrender such Company Common Stock for exchange. Each former holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive from the Exchange Agent (as defined in Section 1.9(a)
                                                           --------------
hereof) a cash payment in lieu of such fractional share of Parent Common Stock representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Parent Common Stock, as applicable, which would otherwise have issued (the "Excess Parent Common Stock"). The sale of the Excess Parent Common Stock by the Exchange Agent shall be executed on the Nasdaq National Market and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the former holders of Company Common Stock, the Exchange Agent shall hold such proceeds for the benefit of such holders without liability or obligation to invest such amounts or to pay interest thereon to such holders. Parent shall reimburse the Exchange Agent for all reasonable commissions, transfer taxes and other out-of-pocket transaction costs, including expenses incurred and commissions paid by the Exchange Agent in connection with the sale of the Excess Parent Common Stock. The Exchange Agent shall determine the portion of such net proceeds to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock is entitled (after taking into account all shares of Company Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional interests to which all holders of certificates representing shares of Company Common Stock are entitled.

               (ii) Notwithstanding the provisions of Section 1.6(h)(i) above,
                                       -----------------------
Parent may elect, at its option exercised prior to the Effective Time, and in lieu of the issuance and sale of Excess Parent Common Stock and the making of the payments contemplated in Section 1.6(h)(i), to pay to the Exchange Agent an
                             -----------------
amount in cash sufficient for the Exchange Agent to pay each holder of shares of Company Common Stock (including Company Common Stock issuable upon exercise of outstanding Company Options at the Effective Time) who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction of a share of Parent Common Stock, multiplied by
(ii) the closing price of Parent Common Stock on the Nasdaq National Market on the Closing Date.

     1.7  Company Restricted Stock.  If any shares of Company Common Stock
          ------------------------
issued and outstanding immediately prior to the Effective Time are unvested and subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company ("Company Restricted Stock"), then the shares of Parent Common Stock issued in exchange for such shares of Company Restricted Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow), and the certificate representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of Parent while such shares are subject to such repurchase option, risk of forfeiture or other condition.

     1.8  Dissenting Shares.
          -----------------

          (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Sections 1301-1331 of Iowa Law and who has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Common Stock set forth in Section 1.6
                                                                   -----------
hereof, but the holder thereof shall only be entitled to such rights as are provided by Iowa Law.

          (b)  Notwithstanding the provisions of Section 1.8(a) hereof, if any
                                                 --------------
holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Iowa Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Common Stock set forth in Section
                                                                         -------
1.6 hereof, without interest thereon, upon surrender of the certificate
---
representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Iowa Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of
Article VII hereof the aggregate amount by which such payment or payments exceed
-----------
the aggregate value of the consideration that otherwise would have been payable in respect of such shares pursuant to this Agreement, valued as of the date of this Agreement.

     1.9  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  The Corporate Secretary of Parent, or its
               --------------
designee, shall serve as the exchange agent (the "Exchange Agent") for the Merger.

          (b)  Parent to Provide Parent Common Stock.  Promptly after the
               -------------------------------------
Effective Time, but in any event not later than immediately following written confirmation of receipt of the Articles of Merger by the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, Parent shall make available to the Exchange Agent for exchange in accordance with this
Article I the shares of Parent Common Stock issuable pursuant to Section 1.6 in
---------                                                        -----------
exchange for outstanding shares of Company Common Stock; provided that, on behalf of the Principal Shareholders, Parent shall deposit into the Escrow Fund (as defined in Section 7.2(b)) a number of shares of Parent Common Stock equal
               --------------
to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to the Principal Shareholders pursuant to Section 1.6;
                                                                   -----------
provided further, however, that on behalf of the Principal Shareholders, Parent shall deposit into the Earnout Escrow Fund (as defined in Section 1.10 hereof) a
                                                          ------------
number of shares of Parent Common Stock equal to the Earnout Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to the Principal Shareholders pursuant to Section 1.6. Each Principal Shareholder
                                       -----------
shall be deemed to have contributed such Principal Shareholder's Pro Rata Portion of the Escrow Amount to the Escrow Fund, and each Principal Shareholder shall be deemed to have contributed such Principal Shareholder's Pro Rata Portion of the Earnout Escrow Amount to the Earnout Escrow Fund. The shares of Parent Common Stock deposited to the Escrow Fund and the Earnout Escrow Fund shall be shares which are vested and are not subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company or Parent.

          (c)  Exchange Procedures.  On the Closing Date, the Shareholders will
               -------------------
surrender the certificates representing their shares of Company Common Stock (the "Company Stock Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that Parent may reasonably request. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.9(e) hereof, the holder of such Company Stock
                        --------------
Certificate shall be entitled to receive from the Exchange Agent in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.9(b) above and Article
                                                --------------           -------
VII hereof, and less the number of shares of Parent Common Stock to be deposited
---
in the Earnout Escrow Fund on such holder's behalf pursuant to Section 1.9(b)
                                                               --------------
above and Section 1.10 hereof) to which such holder is entitled pursuant to
          ------------
Section 1.6, and the Company Stock Certificate so surrendered shall be canceled.
-----------
Until so surrendered, each outstanding Company Stock Certificate will be deemed from and for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted.

          (d)  Distributions With Respect to Unexchanged Shares.  No dividends
               ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Stock Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Company Stock Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If any certificate for shares of Parent
               ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.9, neither the Exchange Agent, the Surviving Corporation nor any party
-----------
hereto shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.10 Earnout Payment.
          ---------------

          (a)  Earnout Escrow Fund.  By virtue of this Agreement, and as
               -------------------
promptly as practicable after the Effective Time, Parent will deposit with the Escrow Agent the Earnout Escrow Amount (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time), such deposit of the Earnout Escrow Amount to constitute an escrow fund (the "Earnout Escrow Fund") to be governed by the terms set forth herein. The Shareholder Agent (as defined in Section
                                                                    -------
7.2(i)) will notify Parent when the Shareholder Agent believes that the Earnout
-------
Criterion (as defined in Section 1.10(b) hereof) has been satisfied.  Within
                         ---------------
sixty (60) days after the end of Parent's fiscal quarter in which such notice has been provided, Parent will perform an analysis to determine whether the Earnout Criterion has been satisfied. If Parent agrees that the Earnout Criterion has been satisfied, then within ninety (90) days after the end of such fiscal quarter, the Shareholder Agent and an officer of Parent will deliver joint instructions to the Escrow Agent instructing the Escrow Agent to deliver to each Shareholder the Pro Rata Portion of the Earnout Escrow Amount; provided, however, that if the Earnout Criterion has not been met within two (2) years of the date hereof, the Earnout Escrow Amount shall be returned to Parent for cancellation. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

          (b)  Earnout Criterion.  The Principal Shareholders shall be entitled
               -----------------
to receive the entire Earnout Escrow Amount upon the achievement of the following criterion: the receipt, by the Company or the Surviving Corporation or the Parent or any subsidiary of the Parent (if the Parent or such subsidiary sells the Product and acts as principal rather than as agent), of aggregate cash proceeds from revenue recorded in accordance with GAAP equal to or exceeding one million dollars ($1,000,000) from the bona fide sale of the Product (the "Earnout Criterion")); provided, however, that if the Earnout Criterion is achieved within one-year of the Closing Date, twenty percent (20%) of the Earnout Escrow Amount (a total of one hundred fifteen thousand (115,000) shares of Parent Common Stock) shall be deposited into the Escrow Fund upon the terms and conditions of Article VII hereof.
                  -----------

          (c)  Company and Shareholder Acknowledgement.  The Company and the
               ---------------------------------------
Principal Shareholders acknowledge (i) that as the sole shareholder of the Surviving Corporation, Parent and its designees to the board of directors of the Surviving Corporation will have the power and right to control all aspects of the business and operations of the Surviving Corporation, including without limitation, the hiring, firing and compensation of employees, the pricing and terms of sale of the Surviving Corporation products and services, the making or not of capital expenditures, the settlement or not of claims and the management of all litigation and disputes with third parties (including suppliers, customers, competitors, employees, consultants and agents), (ii) that Parent and its designees to the board of directors of the Surviving Corporation intend to exercise or refrain from exercising such power and right as they may deem appropriate and in the best overall interests of Parent and its Subsidiaries as a whole taking into account their respective conditions and prospects from time to time (rather than the best interest of the Surviving Corporation as a separate entity), and (iii) that Parent's operation of the Surviving Corporation's business may impact the timing of revenue recognition in a manner which could decrease the Surviving Corporation's revenue for any period; provided that the Parent's Board of Directors shall act reasonably and in good faith in connection with this Section 1.10.
                              ------------

     1.11 No Further Ownership Rights in Company Common Stock. The shares of
          ---------------------------------------------------
Parent Common Stock paid in respect of the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.12 Lost, Stolen or Destroyed Certificates. In the event any certificates
          --------------------------------------
evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Shareholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.13 Tax Consequences. It is intended by the parties hereto that the Merger
          ----------------
shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each party hereto is relying on its own tax advisor in connection with the Merger.

     1.14 Taking of Necessary Action; Further Action. If at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

     The Company and the Principal Shareholders hereby jointly and severally represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company and the Principal Shareholders to Parent (the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof as follows; provided, that the representations and warranties made as of a specific date will be true and correct as of such date.

     2.1  Organization of the Company. The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Iowa. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Company. The Company has delivered a true and correct copy of its articles of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. Section 2.1 of the Disclosure Schedule lists the directors and officers
        -----------
of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. The Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any share in the capital of or any interest in, or control of, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.2  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of (i) Ten Million (10,000,000) shares of Common Stock, of which One Million Forty-Six Thousand Twenty-Nine (1,046,029) shares are issued and outstanding as of the date hereof and (ii) no shares of Company Preferred Stock. As of the date hereof, the capitalization of the Company is as set forth in Section 2.2(a) of
                                                             --------------
the Disclosure Schedule. Upon the filing of the Company's Restated Articles of Incorporation in connection with Parent's investment in the Company, the total number of shares of Company Common Stock and Company Preferred Stock outstanding as of immediately prior to the Effective Time (assuming neither the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, nor the exercise of any Company Options) will be as set forth in Section 2.2(a) of the Disclosure
                                         --------------
Schedule. The Company Capital Stock is held by the persons with the domicile addresses and in the amounts set forth in Section 2.2(a) of the Disclosure
                                          --------------
Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock and Company Options have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company) in compliance with all applicable federal, state, foreign or local statutes, laws, rules or regulations, including federal and state securities laws. The Company has not, and will not have, suffer or incur any, liability (contingent or otherwise) or Loss (as defined in Section 7.2(a))
                                                                ---------------
relating to or arising out of the issuance or repurchase of any Company Capital Stock or Company Options. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Preferred Stock are as set forth in the Company's Articles of Incorporation. There are not outstanding any adjustments made or required to be made to the conversion rates applicable to Company Preferred Stock set forth in the Company's Articles of Incorporation. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock. The Company has no other capital stock authorized, issued or outstanding. The requisite vote required to approve the Merger under applicable law, the Company's Articles of Incorporation, the Company's Bylaws, and any other agreement to which the Company or any other shareholder of the Company is bound is as follows: a majority of the votes entitled to be cast.

          (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved Eight Hundred Thousand (800,000) shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Plans, of which
(i) Seven Hundred Ninety-Five Thousand Eight Hundred Ninety-One (795,891) shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plans and (ii) no shares have been issued, as of the date hereof, upon the exercise of options granted under the Plans.
Section 2.2(b) of the Disclosure Schedule sets forth as of the date hereof (i)
--------------
for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such option, the Tranche of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code and (ii) for each right to repurchase shares in favor of the Company, the name of Shareholder, the number of shares of Company Common Stock subject to repurchase by the Company, the price at which such shares may be repurchased, the schedule by which such repurchase right lapses, including the extent such repurchase right has lapsed to date and whether the lapsing of the repurchase right will be accelerated by the transactions contemplated by this Agreement. Except for the Company Options, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as provided for in the Voting Agreement of even date herewith, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Common Stock of the Sub and all rights to acquire or receive any shares of Common Stock of the Sub, whether or not such shares of Common Stock are outstanding and the Common Stock of the Company shall be cancelled.

     2.3  Authority. The Company and each of the Principal Shareholders have all
          ---------
requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.3) to which it or he or she
                                           -----------
is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the transactions contemplated hereby by the Shareholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company and/or the Principal Shareholders are parties have been duly executed and delivered by the Company and the Principal Shareholders, as the case may be, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company and each of the Principal Shareholders, enforceable against each such party in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For all purposes of this Agreement, the term "Related Agreements" shall mean the Voting Agreements, the Non-Competition Agreements, the Employment Agreements and any other agreements to which the Company is a party that it enters into in order to consummate the transactions contemplated therein.

     2.4  No Conflict. The execution and delivery by the Company and the
          -----------
Principal Shareholders of this Agreement and any Related Agreement to which the Company and/or any Principal Shareholders is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the articles of incorporation or bylaws of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company or any of its properties or assets (including intangible assets), or to which any of the Principal Shareholders, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets, or applicable to the Principal Shareholders, except in each case as to (i), (ii) and (iii) where such Conflict will not have a Material Adverse Effect or will not effect the legality, validity or enforceability of the Agreement. The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Contract, nor is the Company or any of the Principal Shareholders aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and the Company is not subject to any material default thereunder, nor to the Knowledge of the Company and the Principal Shareholders is any party obligated to the Company pursuant to any such Contract subject to any default thereunder. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time; all such necessary consents, waivers and approvals are listed on Schedule 6.2(b)
                                                             ---------------
hereto. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

     2.5  Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (if such is necessary to avoid any Conflict), is required by or with respect to the Company and/or the Principal Shareholders in connection with the execution and delivery of this Agreement and any of the Related Agreements or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Merger Agreement with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa, and (iii) the approval of this Agreement and the transactions contemplated hereby by the Shareholders.

     2.6    Company Financial Statements.  Section 2.6 of the Disclosure
            ----------------------------   -----------
Schedule sets forth the Company's unaudited financial statements as of December 31, 2000, and the related unaudited statements of income for the three (3) months ended December 31, 2000 (collectively, the "Financials"). The Financials are correct in all material respects, but have not been prepared in accordance with GAAP. The Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, but do not include normal year-end adjustments. The Company's unaudited balance sheet as of December 31, 2000 is referred to hereinafter as the "Current Balance Sheet."

     2.7    No Undisclosed Liabilities.  The Company has no liability,
            --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet and (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 2000 and which is not material to the business, results or operations or financial condition of the Company.

     2.8    No Changes.  From the date of the Current Balance Sheet, there has
            ----------
not been, occurred or arisen any:

            (a) transaction by the Company except in the Ordinary Course of Business;

            (b) amendments or changes to the articles of incorporation or bylaws of the Company, except to the extent that the Restated Articles of Incorporation have been filed;

            (c) capital expenditure or capital expenditure commitment by the Company exceeding $25,000 individually or $100,000 in the aggregate;

            (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the Ordinary Course of Business;

            (e) destruction of, damage to or loss of any material assets or material business or loss of any material customer of the Company (whether or not covered by insurance);

            (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or ac tion;

            (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

            (h) change in any election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (i)    revaluation by the Company of any of its assets;

          (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock or Company Preferred Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock or Company Preferred Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Company Preferred Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock or Company Preferred Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options;

          (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

          (l) other than (x) non-exclusive licenses of object code relating to the sale of the Company's currently shipping products entered into in the ordinary course of business and (y) any other contract not involving the license, purchase or sale of Intellectual Property or Intellectual Property Rights (each as defined in Section 2.12 hereof) entered into in the ordinary
                           ------------
course of business involving an amount not in excess of $25,000 individually or $100,000 in the aggregate, any Contract to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification of the terms of any Contract to which the Company is a party or by which it or any of its assets are bound;

          (m) sale, lease or other disposition of any of the material assets or material properties of the Company or any creation of any security interest in such material assets or material properties;

          (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business;

          (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

          (p) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.12 hereof) owned by or developed or created by the Company or of
   ------------
infringement by the Company of any other person's Intellectual Property (as defined in Section 2.12 hereof);
           ------------

          (q) except for the Series A Preferred Stock Purchase Agreement and the grant of stock options under the Plan, issuance or sale, or contract to issue or sell, by the Company of any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Common Stock upon the exercise thereof;

          (r) except for the granting of non-exclusive licenses of object code relating to the sale of the Company's currently shipping products entered into in the ordinary course of business consistent with past practice (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity,
(ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity,
(iii) agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (s) agreement or modification to agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (t) any hiring or termination of employees of the Company, except in the ordinary course of business consistent with past practices or pursuant to existing employment agreements;

          (u) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company; or

          (v) agreement by the Company or any officer or employees on behalf of the Company to do any of the things described in the preceding clauses (a) through (u) of this Section 2.8 (other than negotiations with Parent and its
                    -----------
representatives regarding the transactions contemplated by this Agreement).

     2.9  Tax Matters.
          -----------

          (a)    Definition of Taxes. For the purposes of this Agreement, the
                 -------------------
term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.9(a) as a result
                                                    --------------
of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.9(a) as a result of any
                                         --------------
express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) The Company has timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

               (ii) The Company has timely paid all Taxes it is required to pay and withheld with respect to its employees (and timely remitted to the appropriate taxing authorities) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld.

               (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding or assessed or, to the Company's Knowledge, proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

               (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

               (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor the Principal Shareholders has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

               (x)    The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xi) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (xii) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiii) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

               (xiv) The Company has (a) never been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company),
(b) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (c) never been a party to any joint venture, partnership or, to the Company's Knowledge, other agreement that could be treated as a partnership for Tax purposes.

               (xv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (c)  Executive Compensation Tax.  There is no contract, agreement,
               --------------------------
plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code as a result of the transactions contemplated by this Agreement.

     2.10   Restrictions on Business Activities.  There is no agreement (non-
            -----------------------------------
compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.11  Title of Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
           Equipment.
           ---------

           (a) The Company owns no real property, nor has it ever owned any real property. Section 2.11(a) of the Disclosure Schedule sets forth a list of
               ---------------
all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Knowledge of the Company and the Principal Shareholders, by any other party.

           (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby.

           (c)   Section 2.11(c) of the Disclosure Schedule lists all material
                 ---------------
items of equipment (the "Equipment") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted and (ii) to the Knowledge of the Company and the Principal Shareholders, in good operating condition, regularly and properly maintained, subject to normal wear and tear.

           (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "Customer Information"), except for the rights of such customers in the Customer Information not granted by the Company. No person other than the Company possesses any claims or rights with respect to use of the Customer Information, except for the rights of such customers in the Customer Information not granted by the Company.

     2.12  Intellectual Property.
           ---------------------

           (a)   Definitions. For all purposes of this Agreement, the following
                 -----------
terms shall have the following respective meanings:

     "Intellectual Property" shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, development tools, documentation, designs, files, records, data, all media on which any of the foregoing is recorded, all web addresses, sites and domain names, and mask works, (ii) inventions (whether or not patentable), invention disclosures, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections, customer lists and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) all instantiations and disclosures of the foregoing in any form and embodied in any media and all documentation relating to the foregoing.

     "Intellectual Property Rights" shall mean common law and statutory rights worldwide associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information,
(iv) trademarks, trade names and service marks, logos, common law trademarks and service marks, trademark and servicemark registrations and applications and application therefor and all goodwill associated therewith throughout the world, and (v) divisions, continuations, continuations-in-part, renewals, reissuances, provisionals and extensions of the foregoing (as applicable), all mask works, mask work registrations and applications therefor throughout the world.

     "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

     "Registered Intellectual Property Rights" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority anywhere in the world.

          (b)    Section 2.12(b) of the Disclosure Schedule lists all Registered
                 ---------------
Intellectual Property owned in whole or in part by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

          (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.12(b) of the
                                                   ---------------
Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property, other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) as set forth in Section 2.12(g) of the Disclosure Schedule.
                                  ---------------

          (d) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) as set forth on Section
                                                                      -------
2.12(g) of the Disclosure Schedule, to the extent that any Intellectual Property
-------
has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment.

          (e) The Company has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

     (f) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses and (ii) as set forth in Section 2.12(g) of the
                                                          --------------
Disclosure Schedule, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted or is currently contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). Consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of the Company in any Company Intellectual Property.

     (g) Other than "shrink-wrap" and similar widely distribute binary code and commercial end-user licenses, Section 2.12(g) of the Disclosure Schedule lists
                              --------------
all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

     (h) Other than "shrink-wrap" and similar widely distributed binary code and commercial end-user licenses, Section 2.12(h) of the Disclosure Schedule lists
                              --------------
all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

     (i) The operation of the business of the Company as it currently is conducted or is currently contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company has not, does not and, to the Knowledge of the Company and the Principal Shareholders, will not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has received no notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or the Principal Shareholder aware of any basis therefor).

     (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within sixty (60) days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property Rights. For each product, technology or service of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the United States Copyright Office. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

     (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Principal Shareholder regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

     (l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise (to the extent that such transactions are deemed to effect such assignment) of any contracts or agreements to which the Company is a party, will result in: (i) Parent, Sub or the Company granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent, Sub or the Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) Parent, Sub or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

     (m) To the Knowledge of the Company and the Principal Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

     (n) The Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company.

     (o) No Company Intellectual Property or, to the Knowledge of the Company and the Principal Shareholder, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

     (p) To the Knowledge of the Company and the Principal Shareholders, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

     (q) None of the Company Intellectual Property was developed by or on behalf of or using grants or any other subsidies of any governmental entity.

     (r) All copies of the source code of all Company products are in the possession, custody and control of the Company, and no third party possesses a copy of any part thereof, except as set forth in Section 2.12(r) of the
                                                 --------------
Disclosure Schedule.

     (s) No Company Intellectual Property that is licensed or otherwise distributed to third parties includes any third-party components, including but not limited to code, interfaces, algorithms or other technology, except as set forth in Section 2.12(s) of the Disclosure Schedule.
         --------------

2.13 Agreements, Contracts and Commitments. Except as set forth in the
     -------------------------------------
Disclosure Schedule, the Company is not a party to nor is it bound by:

     (a) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

     (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (c) any fidelity or surety bond or completion bond;

     (d) any lease of personal property having a value in excess of $25,000 individually or $100,000 in the aggregate;

     (e) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate;

     (f) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

     (g) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

       (h) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate;

       (i) any construction contracts;

       (j) any dealer, distribution, joint marketing or development agreement;

       (k) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

       (l) any other agreement, contract or commitment that involves $25,000 individually or $100,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

  2.14 Interested Party Transactions. No officer, director or, to the Knowledge
       -----------------------------
of the Company and the Principal Shareholders, shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this
Section 2.14.
------------

  2.15 Governmental Authorization. Each consent, license, permit, grant or other
       --------------------------
authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

  2.16 Litigation. There is no action, suit, claim or proceeding of any nature
       ----------
pending, or to the Knowledge of the Company or the Principal Shareholders threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, in their capacities as such, nor to the Knowledge of the Company and the Principal Shareholders is there any reasonable basis therefor. There is no investigation or other proceeding pending or to the Knowledge of the Company or the Principal Shareholders threatened, against the Company, any of its properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company or the Principal Shareholders is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the

Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

    2.17  Accounts Receivable.
          -------------------

         (a) The Company has made available to Parent a list of all accounts receivable of the Company as of December 31, 2000, together with a range of days elapsed since invoice.

         (b) All of the Company's accounts receivable arose in the ordinary course of business, are carried at values determined and, are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to December 31, 2000, as reflected on the books and records of the Company. No person has any Lien on any of the Company's accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's accounts receivable.

    2.18  Minute Books. The minutes of the Company made available to counsel for
          ------------
Parent are the only minutes of the Company and contain accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

    2.19  Environmental Matters.
          ---------------------

          (a) Hazardous Material. The Company has not: (i) operated any
              ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. The Company has not transported,
              ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. The Company currently holds all environmental approvals,
              -------
permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted and as currently contemplated to be conducted.

          (d) Environmental Liabilities. No action, proceeding, revocation
              -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company and the Principal Shareholders threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor the Principal Shareholders has any Knowledge of any fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

    2.20  Brokers' and Finders' Fees; Third Party Expenses. The Company has not
          ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.20 of the
                                                           ------------
Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

    2.21  Employee Benefit Plans and Compensation.
          ---------------------------------------

          (a) Definitions. For all purposes of this Agreement, the following
              -----------
terms shall have the following respective meanings:

  "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

  "Company Employee Plan" shall mean any plan, program, policy, practice, contract,agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

  "DOL" shall mean the United States Department of Labor.

  "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate.

     "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

     "IRS" shall mean the United States Internal Revenue Service.

     "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

     "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

         (b) Schedule. Section 2.21(b) of the Disclosure Schedule contains an
             --------  ---------------
accurate and complete list of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Schedule 2.21(b)
                                                               ----------------
of the Disclosure Schedule also sets forth a table setting forth the name and salary of each employee of the Company.

         (c) Documents. The Company has made available to Parent (i) correct and
             ---------
complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(is) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recent plan year, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d)  Employee Plan Compliance. The Company has performed all
               -------------------------
obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or to the Knowledge of the Company and the Principal Shareholders threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company and the Principal Shareholders or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e)  No Pension Plans. Neither the Company nor any other Affiliate has
               ---------------
ever maintained, established, sponsored, participated in, or contributed to, any
(i) Pension Plans subject to Title IV of ERISA or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

          (f)  No Post-Employment Obligations. No Company Employee Plan
               ------------------------------
provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g)  COBRA.  The Company and each Affiliate has, prior to the
               -----
Effective Time, complied with the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (h)  Change of Control Payments.  Except as set forth on Section
               --------------------------                          -------
2.21(h) of the Disclosure Schedule, neither the execution and delivery of this
-------
Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company from the Company, under any Company Employee Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Employee Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits, or (iv) create a right to receive payments upon a subsequent termination of employment.

          (i)  Employment Matters.  The Company: (i) is in compliance with all
               ------------------
applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or to the Knowledge of the Company and the Principal Shareholders threatened, or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (j)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending or to the Knowledge of the Company and the Principal Shareholders threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or to the Knowledge of the Company and the Principal Shareholders threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (k)  No Interference or Conflict.  To the Knowledge of the Company and
               ---------------------------
the Principal Shareholders, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will to the Knowledge of the Company and the Principal Shareholders conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.22  Insurance.  Section 2.22 of the Disclosure Schedule lists all
           ---------   ------------

insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor the Principal Shareholders have any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     2.23 Compliance with Laws. The Company has complied with, is not in
          -------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.24 Warranties; Indemnities. Except for the warranties and indemnities
          -----------------------
contained in those contracts and agreements set forth in Section 2.12(h) of the
                                                         ---------------
Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

     2.25 Complete Copies of Materials. The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel in writing.

     2.26 Representations Complete. Neither any of the representations or
          ------------------------
warranties made by the Company or the Principal Shareholders (as modified by the Disclosure Schedule) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Company or the Principal Shareholders pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The information furnished on or in any documents mailed, delivered or otherwise furnished to Shareholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

     2.27  Ownership of Shares.  Each Principal Shareholder represents that he
           -------------------
owns of record and beneficially all of the Company Shares listed next to his name on Exhibit 2.27. Such Company Shares are duly authorized, validly issued,
        ------------
fully paid, non-assessable and free and clear of any and all liens, encumbrances, charges or claims.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub hereby represent and warrant to the Company that on the date hereof as follows; provided, that the representations and warranties made as of a specified date will be true and correct as of such date.

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect. A "Parent Material Adverse Effect" is a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent; provided, however, changes in the trading prices of Parent Common Stock (in and of itself) shall not be deemed a Parent Material Adverse Effect.

     3.2  Authority.  Each of Parent and Sub has all requisite corporate power
          ---------
and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3  Capital Structure.
     -----------------

     (a) The authorized stock of Parent consists of 200,000,000 shares of Common Stock, $0.0001 par value per share, and 5,000,000 shares of Preferred Stock, $0.0001 par value per share. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $0.0001 par value per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable, are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, are not subject to preemptive rights created by statute, the charter documents or Bylaws of Parent as currently in effect or any agreement to which Parent is a party or by which it is bound, and have been issued in compliance with federal and state securities laws.

     (b) The Merger Shares to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the charter documents or Bylaws of Parent or Sub or any agreement to which Parent or Sub is a party or is bound and will be issued in compliance with federal and state securities laws.

     3.4  No Conflict.  The execution and delivery of this Agreement does not,
          -----------
and, the consummation of the transactions contemplated hereby will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation or Articles of Incorporation (as the case may be), as amended, and Bylaws of Parent or Sub,
(ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act of 1933, as amended (the "Securities Act") or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such Conflict will not have a Parent Material Adverse Effect or will not affect on the legality, validity or enforceability of this Agreement.

     3.5  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, and (iii) the filing of the Merger Agreement with the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa.

     3.6  SEC Documents; Parent Financial Statements.  Parent has made available
          ------------------------------------------
to the Company a true and complete copy of each annual, quarterly and other reports, registration statements (without exhibits) and definitive proxy statement filed by Parent with the Securities and Exchange Commission (the "SEC") since December 31, 1999 (such documents, along with any such other documents filed by Parent after the date hereof and prior to the Closing date, are collectively the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied or will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained or will contain on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "Parent Financial Statements") complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-Q under the Exchange Act) and fairly presented or will present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and the Principal Shareholders agree, to use commercially reasonable efforts to cause the Company, except to the extent that Parent shall otherwise consent in writing, to carry on the Company's business in the Ordinary Course of Business, to pay the debts and Taxes of the Company when due (except those reasonably in dispute), to pay or perform other obligations when due (except those reasonably in dispute), and, to the extent consistent with such business, use commercially reasonable efforts to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the Ordinary Course of Business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement and as set forth in Section 4.1 of the Disclosure Schedule,
                                      -----------
the Company shall not, without the prior written consent of Parent:


          (a) enter into any capital expenditure commitment or transaction exceeding $100,000 individually or $200,000 in the aggregate;

          (b) (i) except for the granting of non-exclusive licenses of object code relating to the sale of the Company's products shipping on the date hereof entered into in the ordinary course of business, sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity except in the Ordinary Course of Business, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, or
(iv) change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

          (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

          (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (e)  commence or settle any litigation;

          (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock or Company

Preferred Stock, or split, combine or reclassify any Company Common Stock or Company Preferred Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Company Preferred Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock or Company Preferred Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options;

          (g) except as contemplated by the Related Documents, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of shares of Company capital stock upon the exercise of outstanding options;

          (h) except as contemplated by the Related Documents, cause or permit any amendments to its articles of incorporation, bylaws or other organizational documents of the Company;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j)  except as allowed pursuant to Section 4.1(b) hereof, sell, lease,
                                             --------------
license or otherwise dispose of a material amount of its properties or assets, except properties or assets which are not Intellectual Property and only in the ordinary course of business and except for non-exclusive object code licenses of Company Intellectual Property in the ordinary course of business;

          (k) incur any indebtedness (other than trade debt incurred in the ordinary course of business) or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (n) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates or other compensation of its employees except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Disclosure Schedule;

               (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (p) pay, discharge or satisfy, in an amount in excess of $10,000 in any one case, or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and not otherwise in violation of this Agreement;

               (q) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (r) enter into any strategic alliance or joint marketing arrangement or agreement;

               (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock or amend, modify or waive any term or provision of any stock restriction or repurchase agreement to which the Company is party;

               (t) hire or terminate any employees, or encourage any employees to resign from the Company; or

               (u) make any purchases, or enter into any Contract to purchase, any inventory, except any inventory purchased in accordance with a written inventory purchase plan previously approved by Parent or in the ordinary course of business.

               (v) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(u) hereof, or any other action
                     --------------          ------
that would (x) prevent the Company or any of the Principal Shareholders from performing or cause the Company or any of the Principal Shareholders not to perform their respective covenants hereunder or (y) cause or result in any or their respective representations and warranties contained herein being untrue or incorrect.

          4.2  No Solicitation. Until the earlier of (i) the Effective Time or
               ---------------
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, neither the Company nor the Principal Shareholders shall
-----------
(nor shall the Company or the Principal Shareholders permit, as applicable, any of the Company's officers, directors, employees, shareholders, agents, representatives or affiliates to), without the written authorization of the Parent or as otherwise contemplated by the Side Letter, directly or indirectly, take any of the following actions with any party other than Parent and its designees:

               (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any amount of the Company Common Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction;

               (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access;

               (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Common Stock or assets of the Company, other than inventory in the ordinary course of business; or

               (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise.

     In the event that the Company, the Principal Shareholders or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company or such Principal Shareholder, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance
                                  -----------
with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to
                                                          -----------
enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

          5.1  Registration Rights Agreement. Parent shall grant "piggy-back"
               -----------------------------
registration rights, pursuant to the existing Registration Rights Agreement between Parent and certain of its shareholders (or a new Registration Rights Agreement providing rights no less favorable than the existing agreement), with respect to the registration under the Securities Act of the resale by each Shareholder of the Parent Common Stock to be issued to such Shareholder hereunder. The parties hereto acknowledge and agree that the Parent Common Stock to be issued by Parent pursuant to this Agreement shall constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") until so registered.

          5.2  Restrictions on Transfer. Each share of Parent Common Stock to be
               ------------------------
issued hereunder shall be issued without any legend restricting such transfer of shares except (i) as relates to restrictions on transfer pursuant to Rule 144 or Rule 145 promulgated under the Securities Act ("Rule 145"), as applicable and
(ii) any legend relating to Company Restricted Stock while such shares are subject to any repurchase option, risk of forfeiture or other condition.

          5.3  Access to Information. The Company shall afford Parent and its
               ---------------------
accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's properties, books, contracts, commitments and records, including the Company's source code,
(ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall
                                                         -----------
affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

          5.4  Confidentiality. Each of the parties hereto hereby agrees that
               ---------------
the information obtained in any investigation pursuant to Section 5.3 hereof, or
                                                          -----------
pursuant to the negotiation and execution of this Agreement, due diligence prior to execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Nondisclosure Agreement (the "Confidential Disclosure Agreement") among the Company and Parent.

          5.5  Expenses. Whether or not the Merger is consummated, all fees and
               --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Company shall provide Parent with a statement of an estimate of Third Party Expenses ("Estimated Third Party Expenses") incurred by the Company three (3) business days prior to the Closing Date (the "Statement of Expenses"). Notwithstanding the foregoing, Third Party Expenses of the Company in excess of (i) $40,000 and (ii) the amount by which Estimated Third Party Expenses exceed $40,000 shall be losses for which Parent is entitled to indemnification pursuant to Section 7.2 hereof, without
                                                  -----------
regard to the Basket Amount (as defined below).

          5.6  Consents. The Company shall use commercially reasonable efforts
               --------
to obtain the consents, waivers and approvals under any of the Contracts to which the Company is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Disclosure Schedule and on Schedule 6.2(b) hereto, so as to
                                        ---------------
preserve all rights of, and benefits to, the Company thereunder from and after the Effective Time.

          5.7  FIRPTA Compliance. On the Closing Date, the Company shall deliver
               -----------------
to Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

          5.8  Reasonable Efforts. Subject to the terms and conditions provided
               ------------------
in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

          5.9   Notification of Certain Matters. The Company or any of the
                -------------------------------
Principal Shareholders, as the case may be, shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Principal Shareholders, respectively and as the case may be (that is, the Company is required to give notice as to Company representations and the Principal Shareholders are required to give notice as the representations of the Principal Shareholders), contained in Section 2.1, Section 2.2, Section 2.3 and
                                      -----------  -----------  -----------
Section 2.18 of this Agreement to be untrue or inaccurate at or prior to the
------------
Effective Time, and (ii) any failure of the Company or the Principal Shareholders, respectively and as the case may be (that is, the Company is required to give notice as to Company covenants and the Principal Shareholders are required to give notice as to covenants of the Principal Shareholders), to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not (a) limit or otherwise affect any
                 -----------
remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company or the Principal Shareholders pursuant to this Section 5.9, however,
                                                       -----------
shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

          5.10  Additional Documents and Further Assurances. Each party hereto,
                -------------------------------------------
at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

          5.11  S-8 Registration. Not later than ninety (90) days after the
                ----------------
Closing Date, Parent agrees to use reasonable best efforts to file, if available for use by Parent, with the Securities and Exchange Commission a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options held by persons for whom registration on Form S-8 is available that were assumed by Parent pursuant to Section 1.6(d) hereof.
            --------------

          5.12  Termination of Warrants. The Company shall use its best efforts
                -----------------------
to terminate all unexercised warrants to purchase Company Common Stock outstanding as of the Effective Time, if any.

          5.13  Termination of Employee Benefit Plans. If requested by Parent
                -------------------------------------
prior to the Closing Date, the Company shall terminate, effective as of the day immediately preceding the Effective Time: (i) any and all group severance, separation or salary continuation plans, programs, or arrangements, and (ii) any and all 401(k) plans (collectively, "Employee Benefit Plans"), unless Parent provides notice to the Company of certain Employee Benefit Plan which shall not be terminated. Parent shall receive from the Company evidence that the Company's plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Effective Time.

          5.14  Employee Benefits. Employees of the Company who continue in
                -----------------
service with the Parent or the Surviving Corporation following the Effective Time shall be eligible to receive benefits consistent with Parent's standard human resources policies. Parent will or will cause the Surviving Corporation to give full credit under such policies for prior service at the Company for purposes of eligibility, vesting, benefit accrual, and determination of the level benefits; provided, however, that such service shall not be recognized to the extent that such recognition would result in duplication of benefits.

          5.15  Removal of Liens. The Company shall remove all Liens pursuant to
                ----------------
the Uniform Commercial Code on the property of the Company prior to Closing.

          5.16  Shareholder List. Immediately prior to the Closing, the Company
                ----------------
shall provide Parent a statement certified by any officer of the Company setting forth any changes which would have been required to be set forth on Section 2.2(a) and Section 2.2(b) of the Disclosure Schedule as if such sections of Disclosure Schedules had been made and delivered as of Closing.

          5.17  Exemption from Federal Registration; Blue Sky. The parties
                ---------------------------------------------
expect that the Merger Shares to be issued in connection with the Merger will be issued in a private placement transaction exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act or other applicable exemption, and that the Parent Common Stock and the assumption of the Company Options hereunder will be qualified under any applicable "blue sky" laws.

          5.18  Stockholder Approval.
                --------------------

                (a) The Company shall use its best efforts to obtain, as promptly as practicable, the requisite stockholder approval for the Agreement, the Merger and consummation of the transactions contemplated hereby in accordance with applicable law.

                (b) The adoption of this Agreement and the approval of the Merger by the Shareholders shall constitute approval of this Agreement (including the provisions of Article VII
                             -----------
hereof), including without limitation, the placement of the Escrow Shares into escrow and the appointment of the Stockholder Representative.

          5.19  Confidentiality Agreements. The Company will take all reasonable
                --------------------------
steps to ensure that, prior to the Closing, all of its employees execute proprietary information, confidentiality and assignment agreements in a form reasonably satisfactory to Parent.

          5.20  Reorganization Matters. None of Parent, Sub or the Company, or
                ----------------------
any of their respective affiliates shall take any action or fail to take any commercially reasonably action prior to or following the Closing, which action or failure to act would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

          5.21  Disclosure Schedules. On or prior to 5 p.m. Palo Alto time,
                --------------------
April 6, 2001, the Company shall provide a draft Disclosure Schedule to Parent. The Parent shall review and provide comments on such draft Disclosure Schedule on or prior to 5 p.m. Palo Alto time, April 10, 2001. The Company and the Parent shall work in good faith to resolve any disagreements on or before 5 p.m. Palo Alto time, April 15, 2001.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

          6.1   Conditions to Obligations of Each Party to Effect the Merger.
                ------------------------------------------------------------
The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                (a)  No Order. No Governmental Entity shall have enacted,
                     --------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                (b)  No Injunctions or Restraints; Illegality. No temporary
                     ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

          6.2   Conditions to the Obligations of Parent and Sub. The obligation
                -----------------------------------------------
of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub; provided, however, that notwithstanding anything to the contrary herein, Parent and Sub shall not be obligated to effect the Merger until July 1, 2001 or thereafter, unless waived in writing by Parent and Sub:

                (a)  Representations, Warranties and Covenants. (i) The
                     -----------------------------------------
representations and warranties of the Company and the Principal Shareholders contained in Section 2.1, Section 2.2
             -----------  -----------

(except changes in Section 2.2(a) and Section 2.2 (b) of the Disclosure
                   --------------     ---------------
Schedule), Section 2.3 and Section 2.18 in this Agreement were materially true
           -----------     ------------
and correct on the date they were made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, (ii) all other representations must be true and correct in material respects as of the date of this Agreement and (iii) the Company and the Principal Shareholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

          (b)  Third Party Consents. Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained all consents, waivers, approvals, and assignments listed in Schedule 6.2(b) to this Agreement.
                                     ---------------

          (c)  Termination of Agreements. The Company shall have terminated each
               -------------------------
of those agreements listed on Schedule 6.2(c) to this Agreement and each such
                              ---------------
agreement shall be of no further force or effect.

          (d)  Continuation of Agreements. Those agreements listed on Schedule
               --------------------------                             --------
6.2(d) to this Agreement shall be unmodified in any manner from the date of this
------
Agreement and be in full force and effect.

          (e)  Resignation of Directors and Officers. Parent shall have received
               -------------------------------------
a written resignation from each of the directors and officers of the Company effective as of the Effective Time.

          (f)  Shareholder Representations. Parent shall have received from each
               ---------------------------
Shareholder a completed investor suitability statement, in form and substance reasonably satisfactory to Parent.

          (g)  Related Agreements. Each of the individuals set forth on Schedule
                                                                        --------
6.2(g) to this Agreement shall have executed and delivered to Parent: a Voting
------
Agreement in the form attached hereto as Exhibit A, a Non-Competition Agreement
                                         ---------
in the form attached hereto as Exhibit B and an Employment Agreement in the form
                               ---------
attached hereto as Exhibit C, and all of such Related Agreements shall be in
                   ---------
full force and effect.

          (h)  Shareholder Approval. The Shareholders holding at least ninety-
               --------------------
five percent (95%) of the Company Common Stock and a sufficient number of shares of Company Common Stock as required under the Company's articles of incorporation and Iowa Law, shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

          (i)  Legal Opinion. Parent shall have received a legal opinion from
               -------------
legal counsel to the Company, substantially in the form attached hereto as Exhibit E.
---------

          (j)  Termination of Employee Benefit Plans. Parent shall have received
               -------------------------------------
from the Company evidence that the Company's Employee Benefit Plans have been terminated pursuant to resolution of the Company's Board of Directors (the form and substance of which shall have been subject to review and approval of Parent), effective as of one day preceding the Closing Date.

          (k)  First Customer Ship. Parent shall have been furnished with
               -------------------
evidence satisfactory to it that the Company has completed a bona fide sale and shipment of the Product to a customer.

          (l)  Certificate of the Company and the Principal Shareholders. Parent
               ---------------------------------------------------------
shall have received a certificate, validly executed by the Shareholder Agent for and on behalf of the Principal Shareholders, and the Chief Executive Officer of the Company for and on its behalf, to the effect that, as of the Closing:

               (i) all representations and warranties made by the Company and the Principal Shareholders, as the case may be, in this Agreement were true and correct in all material respects on the date they were made, and the representations and warranties contained in Section 2.1, Section 2.2, Section
                                            -----------  -----------  -------
2.3 and Section 2.18 are true and correct in all material respects on and as of
---     ------------
the Closing Date as though such representations and warranties were made on and as of such time.

               (ii) all covenants and obligations under this Agreement to be performed by the Company or the Principal Shareholders on or before the Closing have been so performed in all material respects; and

               (iii) the conditions to the obligations of Parent and Sub set forth in this Section 6.2 have been satisfied (unless otherwise waived in
              -----------
accordance with the terms hereof).

          (m)  Certificate of Secretary of Company. Parent shall have received a
               -----------------------------------
certificate, validly executed by the Secretary of the Company, certifying as to
(i) the terms and effectiveness the articles of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

          (n)  Certificate of Existence. Parent shall have received certificates
               ------------------------
of existence of the Company from (i) the Secretary of State of the State of Iowa and (ii) if applicable, the Department of Revenue of the State of Iowa (or similar organization), each dated within a reasonable period prior to the Closing.

          (o)  FIRPTA Certificate. Parent shall have received a copy of the
               ------------------
FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

          (p)  Continued Employment. One hundred percent (100%) of the employees
               --------------------
of the Company listed on Schedule 6.2(p) (the "Key Employees") to this Agreement
                         --------------
shall have accepted Parent's offers of employment and executed and delivered the Employment Agreements attached hereto as Exhibit C, and such employees shall be
                                         ---------
employees of the Company as of the Effective Time; provided, however, that Parent's offers of employment are for positions located within 30 miles of the employee's then current place of business, and that the salary contained in each offer of employment shall be greater than or equal to the salary paid to the corresponding employee by the Company as of the Closing Date.

          (q)  Registration Rights Agreement. The Shareholders shall have
               -----------------------------
executed and become signatories to Parent's existing "piggyback" Investor Rights Agreement, dated December 29, 2000, or such other substantially similar registration rights agreement providing no less favorable rights, and such Investor Rights Agreement shall be in full force and effect.

          (r)  Removal of Liens. The Company shall have removed all Liens
               ----------------
pursuant to the Uniform Commercial Code on the property of the Company.

          (s)  Confidentiality Agreements. All Company employees shall have
               --------------------------
executed proprietary information, confidentiality and assignment agreements in a form reasonably satisfactory to Parent.

          (t)  Agreement of Merger. The Agreement of Merger shall have been
               -------------------
filed with, and accepted by, the Secretary of State of the State of Delaware and the Secretary of State of the State of Iowa.

     6.3  Conditions to Obligations of the Company and the Principal
          ----------------------------------------------------------
Shareholders. The obligations of the Company and the Principal Shareholders to
------------
consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants. (i) The
               -----------------------------------------
representations and warranties of Parent and Sub contained in Section 3.1,
                                                              -----------
Section 3.2 and Section 3.3 in this Agreement were true and correct when made
-----------     -----------
and shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, and (ii) each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Shareholder Approval.  The Shareholders holding a sufficient
               --------------------
number of shares of Company Common Stock and the holders of a sufficient number of shares of Company Preferred Stock as required under the Company's articles of incorporation and Iowa Law, shall have approved this Agreement, the Merger and the transactions contemplated hereby.

          (c)  Certificate of Parent.  Company shall have received a
               ---------------------
certificate executed on behalf of Parent by a Vice President to the effect that, as of the Closing:

               (i) all representations and warranties made by the Parent and Sub in this Agreement were true and correct when made, and the representations and warranties contained in Section 3.1, Section 3.2 and Section 3.3 are true
                            -----------  -----------     -----------
and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time;

               (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects; and

               (iii) the conditions to the obligations of the Company and the Principal Shareholder set forth in this Section 6.3 have been satisfied (unless
                                        -----------
otherwise waived in accordance with the terms hereof).

          (d)  Registration Rights Agreement.  The Parent shall have taken all
               -----------------------------
reasonable actions to ensure that Shareholders shall have executed and become signatories to Parent's existing "piggyback" Investor Rights Agreement, dated December 29, 2000, or such other substantially similar registration rights agreement providing no less favorable rights, and such Investor Rights Agreement shall be in full force and effect.

                                  ARTICLE VII
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     7.1  Survival of Representations, Warranties and Covenants. The
          -----------------------------------------------------
representations and warranties of the Company and the Principal Shareholders contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the first anniversary of the Closing Date (the "Termination Date"); provided, however, that the representations and warranties of the Company and the Principal Shareholders contained in Section 2.1, Section 2.2, Section 2.3, Section 2.9, Section 2.12,
             -----------  -----------  -----------  -----------  ------------
Section 2.18 and Section 2.19 (the "Surviving Representations") hereof shall
------------     ------------
survive indefinitely or until the expiration of the applicable statute of limitations, as applicable. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

     7.2  Recovery For Losses.
          -------------------

          (a)  Indemnification.  The Principal Shareholders agree to severally
               ---------------
indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (including, without limitation, indirect and consequential damages) (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) (collectively, the "Indemnified Parties") directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company or Principal Shareholders contained in this Agreement or in any certificate, instrument or other document delivered by Company or the Principal Shareholders pursuant to the terms of this Agreement, any failure by the Company or Principal Shareholders to perform or comply with any covenant contained herein or (ii) any Dissenting Shares. Nothing herein shall limit the liability of the Parent, the Company or Principal Shareholders for any breach of any representation, warranty or covenant if the Merger does not close. The Principal Shareholders shall not have any right of contribution from the Company or Parent with respect to any Loss pursuant to this Article VII.
                                          -----------

          (b)  Escrow Fund.  As non-exclusive security for the indemnity
               -----------
provided for in Section 7.2(a) hereof and by virtue of this Agreement, the
                --------------
Principal Shareholders will be deemed to have received and deposited with the Escrow Agent the Escrow Amount (plus any additional shares as may be issued in respect of any stock split, stock dividend or recapitalization effected by Parent after the Effective Time). The Escrow Amount shall be available to compensate Parent, its officers, directors, or affiliates (including the Surviving Corporation) for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this Article
                                                                        -------
VII. As promptly as practicable after the Closing, the Escrow Amount, without
---
any act of the Shareholders, will be deposited with the Escrow Agent, such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. Notwithstanding any provision of this Agreement to the contrary, after the Effective Time no party shall be entitled to indemnification or to obtain any proceeds from the Escrow Fund or to otherwise recover any amount unless and until one or more Officer's Certificates (as defined in Section 7.2(f) hereof)
                                                        --------------
identifying Losses in excess of $25,000 in the aggregate (the "Basket Amount") has or have been delivered to the Escrow Agent as provided in Section 7.2(f)
                                                              --------------
hereof, in which case the Indemnified Parties shall be entitled to recover all Losses so identified in excess of the Basket Amount; provided, however, that the Basket Amount shall not apply to Losses based upon inaccuracies in or breaches of the Surviving Representations.

          (c)  Limitations on Indemnity.  Notwithstanding anything to the
               ------------------------
contrary in the foregoing, except (i) as to any inaccuracy or breach of a representation or warranty contained in the Surviving Representations and (ii) for claims based on fraud, in the event the Merger is consummated the maximum amount that the Indemnified Parties may recover for Losses under this Agreement shall be limited to: (x) proceeds from the sale of Merger Shares plus the market value of unsold Merger Shares as of the date the claim is paid by settlement or otherwise plus (y) proceeds from the sale of Option Shares plus the excess of the market value of any Option Shares as of the date the claim is paid by settlement or otherwise over the exercise price (collectively, the "Total Merger Consideration"). In the event the Merger is consummated, the maximum amount that the Company or the Shareholders may recover for Losses under this Agreement shall be limited to the Total Merger Consideration.

          (d)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific time, on the first anniversary of the Closing Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, subject to the objection of the Shareholder Agent (as defined in Section 7.2(i) hereof)
                                                      --------------
and the subsequent arbitration of the matter in the manner provided in Section
                                                                       -------
7.2(h) hereof, is necessary to satisfy any then pending and unsatisfied claims
------
specified in any Officer's Certificate delivered to the Escrow Agent pursuant to
Section 7.2(f) hereof prior to the thirtieth (30th) calendar day following the
--------------
termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such

Escrow Period. As soon as all such claims have been resolved, or if there are no such claims then thirty (30) days after the Escrow Period, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims. Deliveries of the Escrow Amount to the Shareholders pursuant to this Section 7.2(d) shall be made in proportion to
                              --------------
their respective original contributions to the Escrow Fund as determined pursuant to Section 1.9(b).
            --------------

          (e)  Protection of Escrow Fund; Distribution of Interest from Escrow
               ---------------------------------------------------------------
               Fund.
               ----

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

               (iii) The Shareholders shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (f)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the date 30 days after the end of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that an Indemnified Party has paid, sustained or properly accrued or reasonably anticipates that it will have to pay, sustain or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other indemnity to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.2(g) hereof, deliver to Parent out of the Escrow Fund, as promptly as
--------------
practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses. Shares of the Shareholders contributed to the Escrow Fund in accordance with Section 1.9(b) hereof shall be delivered to Parent out of the
                   --------------
Escrow Fund pro rata based on each Shareholder's contribution to the Escrow
Fund.

               (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to this Article VII, each share of Parent Common Stock shall be valued at its
     -----------
closing price on the Closing Date, as reported on www.nasdaq.com.
                                                  --------------

          (g)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Agent (as defined in Section 7.2(i) hereof) and for
                                                  --------------
a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(f)(i) hereof
                                                     -----------------
unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such thirty
(30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(f) hereof, provided
                                              --------------
that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (h)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Shareholder Agent shall object in writing to any claim or claims made in any Officer's Certificate within 30 days after delivery of such Certificate, the Shareholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by all parties.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Agent may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Shareholder Agent cannot mutually agree on one arbitrator, within fifteen
(15) days after the end of such forty-five (45) day period Parent and the Shareholder Agent shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If the Shareholder Agent does not select an arbitrator during this fifteen (15) day period, then the parties agree that there shall be one arbitrator selected by Parent. If Parent does not select an arbitrator during this fifteen (15) day period, then the parties agree that there shall be one arbitrator selected by the Shareholder Agent. The arbitrator or arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or a majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to the Shareholders and Parent. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). The arbitrator(s) shall have the authority to award Parent more than that requested in the Officer's Certificate.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Portland, Oregon under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of the arbitrator and the administrative fee of the American Arbitration Association.

          (i)  Shareholder Agent of the Shareholders; Power of Attorney.
               --------------------------------------------------------

               (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Shareholder, James A.S. Lewis shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for each Shareholder (except such Shareholders, if any, as shall have perfected their appraisal or dissenters' rights under Iowa Law), for and on behalf of the Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Shareholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his or her services; provided, however, that, subject to the Indemnified Parties' claims for indemnification against the Escrow Fund prior to the distribution of the Escrow Fund pursuant to Section 7.2(d) hereof, the
                                            --------------
Shareholder Agent shall be entitled to all reasonable and documented out-of-pocket expenses incurred in service in his capacity from the Escrow Fund prior to any payments to the Shareholders. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the Shareholders.

               (ii) The Shareholder Agent shall not be liable for any act done or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholder Agent and hold the Shareholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Agent.

          (j)  Actions of the Shareholder Agent.  A decision, act, consent or
               --------------------------------
instruction of the Shareholder Agent, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4
                                                  -----------     -----------
hereof, shall constitute a decision of all the Shareholders and shall be final, binding and conclusive upon each of such Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

          (k)  Third-Party Claims.  In the event Parent becomes aware of a
               ------------------
third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the Shareholders, shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Shareholder Agent, no settlement of any such claim with third party claimants shall alone be determinative of the amount of Losses relating to such matter. In the event that the Shareholder Agent has consented to any such settlement, the Shareholders shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against
                      -----------
the Escrow Fund with respect to such settlement.


          (l)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any party or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Shareholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (m)  Fees.  All fees of the Escrow Agent for performance of its
               ----
duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.

                                 ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 hereof, this
          -----------                         -----------
Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

          (a)  by mutual agreement of the Company and Parent;

          (b) by Parent or the Company if the Closing Date shall not have occurred by the first anniversary of the date hereof (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)
                                                               --------------
shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

          (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger ;

          (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company or the Principal Shareholders contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach
                        -------------
has not been cured within ten (10) calendar days after written notice thereof to the Company and the applicable Principal Shareholder; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and provided further, that the right to terminate this Agreement under this
Section 8.1(e) shall not be available to Parent if any action or failure to act by Parent has been a principal cause of any Company breach or the failure to cure such breach within ten (10) calendar days after written notice thereof;

          (f) by the Company if neither the Company nor the Principal Shareholders is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been
         --------------
cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; and provided further, that the right to terminate this Agreement under this Section 8.1(f) shall not be available to the Company
                          --------------
if any action or failure to act by the Company or any of the Principal Shareholders has been a principal cause of any Parent breach or the failure to cure such breach within ten (10) calendar days after written notice thereof;

          (g) by Parent, within six (6) business days after receiving written notification from the Company that the Company has complied with Parent's legal counsel's document production request, if Parent (after consultation with its legal counsel) is not reasonably satisfied with the results of its due diligence review; or

          (h) by Parent or the Company if the Parent and the Company have not agreed in writing to a final Disclosure Schedule on or before April 16, 2001.

     Where action is taken to terminate this Agreement pursuant to this Section
                                                                        -------
8.1, it shall be sufficient for such action to be authorized by the Board of
---
Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1 hereof, this Agreement shall forthwith become void
               -----------
and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Principal Shareholders, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4, 5.5 and 5.6
                                                   ------------  ---     ---
hereof, Article IX hereof and this Section 8.2 shall remain in full force and
        ----------                 -----------
effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.
     ------------

     8.3  Amendment. This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 8.3, the Shareholders agree that
                                     -----------
any amendment of this Agreement signed by the

Shareholder Agent shall be binding upon and effective against the Shareholders whether or not they have signed such amendment.

     8.4  Extension; Waiver.  At any time prior to the Closing, Parent, on the
          -----------------
one hand, and the Company and the Shareholder Agent acting on behalf of the Principal Shareholders, on the other hand, may, to the extent legally allowed,
(i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this
Section 8.4, the Shareholders agree that any extension or waiver signed by the
-----------
Shareholder Agent shall be binding upon and effective against all Shareholders whether or not they have signed such extension or waiver.

                                  ARTICLE IX
                              GENERAL PROVISIONS

     9.1  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

          (a)  if to Parent, to:

               Lantronix, Inc.
               15353 Barranca Pkwy.
               Irvine, CA 92618
               Attention: Steven V. Cotton
               Telephone: (949) 453-3990
               Facsimile: (949) 453-3995

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: John T. Sheridan, Esq.
               Telephone: (650) 493-9300
               Facsimile: (650) 493-6811

          (b)  if to the Company or the Principal Shareholders, to:

               Premise Systems, Inc.
               2625 North Loop Drive, Suite 2140
               Ames, Iowa 50010
               Attention: Dan Quigley
               Telephone: (515) 296-5320
               Facsimile: (515) 296-9910

               with a copy to:

               Preston Gates & Ellis
               701 Fifth Avenue, Suite 5000
               Seattle, WA 98104
               Attention: William Gleeson, Esq.
               Telephone: (206) 623-7580
               Facsimile: (206) 623-7022

          (c)  if to the Shareholder Agent:

               Premise Systems, Inc.
               2625 North Loop Drive, Suite 2140
               Ames, Iowa 50010
               Attention: James A.S. Lewis
               Telephone: (515) 296-5320
               Facsimile: (515) 296-9910

          (d)  if to the Escrow Agent:

               Chase Manhattan Bank and Trust Company, National Association 101 California Street, Suite 2725
               San Francisco, California  94111
               Attention: Nancy Mancuso
               Telephone: (415) 954-9542
               Facsimile: (415) 693-8850

     9.2  Interpretation. The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4   Entire Agreement; Assignment. This Agreement, the Exhibits hereto,
           ----------------------------
the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

     9.5  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Any and all remedies herein expressly conferred upon
          --------------
a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Washington, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Washington for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each of the parties hereto irrevocably waives such person's right to a jury trial of any claim or cause of action arising out of this Agreement or any of the transactions contemplated hereby and waives and covenants not to assert or plead any objection which such person might otherwise have to such waiver of jury trial.

     9.8  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
          --------------------
WAIVES ALL RIGHT TO TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS

OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, Parent, Sub, the Company and the Principal Shareholders, and with respect to Article VIII and IX, the Shareholder Agent and the Escrow Agent, have caused this Agreement to be signed, all as of the date first written above.

LANTRONIX, INC.                        PREMISE ACQUISITION CORPORATION


By:_________________________________   By:__________________________________
   Name:  Steven V. Cotton                Name:  Steven V. Cotton
   Title:  Chief Financial Officer        Title:  Chief Financial Officer

SHAREHOLDER AGENT                      PREMISE SYSTEMS, INC.


By:_________________________________   By:__________________________________
   James A.S. Lewis                       Name:
                                          Title:

ESCROW AGENT                           PRINCIPAL SHAREHOLDERS

CHASE MANHATTAN BANK
AND TRUST COMPANY,                     _____________________________________
NATIONAL ASSOCIATION                      Dan Quigley


                                       _____________________________________
                                          James A.S. Lewis
By:_________________________________
   Name:  Nancy Mancuso
   Title:                              _____________________________________
                                          Jeff Manning

                                       _____________________________________
                                          Tim Chipman

                                       _____________________________________
                                           Jim Hunter

                                       _____________________________________
                                           Jim Springfield

                                       _____________________________________
                                           Chris Beaumont

             (Signature Page to Aggremet and Plan Reorganization)

                        INDEX OF EXHIBITS AND SCHEDULES

     Exhibit              Description
     -------              -----------

     Exhibit A            Form of Voting Agreement
     Exhibit B            Form of Non-Competition Agreement
     Exhibit C            Form of Employment Agreement
     Exhibit D            Form of Legal Opinion of Counsel to the Company
     Exhibit E            Form of Agreement of Merger

     Schedule             Description
     --------             -----------

     Schedule 6.2(b)      Third-Party Consents
     Schedule 6.2(c)      Agreements to be Terminated
     Schedule 6.2(d)      Agreements to be Continued
     Schedule 6.2(g)      Individuals to Sign Related Agreements
     Schedule 6.2(p)      Key Employees

                                   EXHIBIT A
                                   ---------

                           FORM OF VOTING AGREEMENT

                                   EXHIBIT B
                                   ---------

                       FORM OF NON-COMPETITION AGREEMENT

                                   EXHIBIT C
                                   ---------

                         FORM OF EMPLOYMENT AGREEMENT

                                   EXHIBIT D
                                   ---------

                FORM OF LEGAL OPINION OF COUNSEL TO THE COMPANY

                                   EXHIBIT E
                                   ---------

                          FORM OF AGREEMENT OF MERGER

                                SCHEDULE 6.2(b)

                             Third Party Consents
                             --------------------

                                SCHEDULE 6.2(c)

                          Agreements to be Terminated
                          ---------------------------

     The following agreements will be terminated:

                                SCHEDULE 6.2(d)

                          Agreements to be Continued
                          --------------------------

                                SCHEDULE 6.2(g)

                    Individuals to Sign Related Agreements
                    --------------------------------------

                     Individuals to Sign Voting Agreements
                     -------------------------------------

1.   Chris Beaumont
2.   Tim Chipman
3.   Jim Hunter
4.   James A.S. Lewis
5.   Jeff Manning
6.   Dan Quigley
7.   Jim Springfield

                Individuals to Sign Non-Competition Agreements
                ----------------------------------------------

1.   Chris Beaumont
2.   Tim Chipman
3.   Jim Hunter
4.   James A.S. Lewis
5.   Jeff Manning
6.   Dan Quigley
7.   Jim Springfield

                   Individuals to Sign Employment Agreements
                   -----------------------------------------

1.   Chris Beaumont
2.   Tim Chipman
3.   Jim Hunter
4.   James A.S. Lewis
5.   Jeff Manning
6.   Dan Quigley
7.   Jim Springfield

                                SCHEDULE 6.2(p)

                                 Key Employees
                                 -------------

1.   Chris Beaumont
2.   Tim Chipman
3.   Jim Hunter
4.   James A.S. Lewis
5.   Jeff Manning
6.   Dan Quigley
7.   Jim Springfield